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              BAYONNE POWER PURCHASE/SALE TRANSACTION CONFIRMATION


SELLER:                                       BUYER:
     Cogen Technologies NJ Venture               El Paso Merchant Energy, L.P.
     10 Hook Road                                1001 Louisiana Street
     Bayonne, New Jersey 07002                   Houston, TX 77002
     Attn: Operations Supervisor                 Attn: Vice President
     Telephone: (201) 437-0473                   Telephone: (713) 420-6291
     Facsimile: (201) 437-0593                   Facsimile: (713) 420-6356
     Attn:  General Manager
            (during business hours)
     Telephone: (201) 437-8491
     Facsimile: (201) 437-9305

This document ("Bayonne Transaction Confirmation") evidences the terms of the binding agreement reached between El Paso Merchant Energy, L.P. ("EPME") and Cogen Technologies NJ Venture (each a "Party" and together the "Parties") on October 1, 2001 regarding the purchase and sale of the Energy as described below (the "Transaction"). Seller agrees to sell and deliver and Buyer agrees to buy and accept Energy of the quantity, at the price, and on the terms and conditions as set forth below:

BUYER:                  El Paso Merchant Energy, L.P.

SELLER:                 Cogen Technologies NJ Venture

ENERGY: Twenty-four and two-tenths percent (24.2%) of the Energy produced by the Seller's generating facility (exclusive of energy consumed by the Facility's in-plant load) located in Bayonne, New Jersey (the "Facility"), expressed in megawatt-hours ("MWh") and megawatts ("MW"), of the character commonly known as three-phase, sixty-hertz electric energy. For avoidance of doubt, such Energy shall exclude all energy and capacity produced by the Facility and sold by Seller to Jersey Central Power & Light Company. Except as otherwise provided herein, Seller shall deliver Energy hereunder produced by the Facility.

PERIOD OF DELIVERY:     The term of this Transaction shall commence on the
                        Effective Date (as defined in the Amended and Restated
                        Power Purchase Agreement, dated as of May 23, 2001, between Public Service Electric and Gas Company and
                        Cedar Brakes II, L.L.C. (formerly known as Cedar Brakes
                        IV, L.L.C.) and defined hereinafter as the "Effective
                        Date") and shall continue through October 31, 2008, unless earlier terminated



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                        pursuant to another provision in this Bayonne
                        Transaction Confirmation.

DELIVERY POINT(S):      The Delivery Point shall be at the Bayonne busbar.

CONDITION PRECEDENT:    As a condition precedent to the effectiveness of this
                        Bayonne Transaction Confirmation, prior to the Effective
                        Date, Seller shall execute and deliver to Buyer an agreement providing for the supply from Seller to Buyer of capacity from the Facility on terms and conditions acceptable to Buyer.

PRUDENT ELECTRICAL
PRACTICES:              Seller shall operate the Facility using those practices,
                        methods and equipment, as changed from time to time, that are commonly used in the United States to prudently operate electric equipment lawfully and with safety, dependability, efficiency and economy.

CONTRACT QUANTITY:      Twenty-four and two-tenths percent (24.2%) or
                        approximately 40 MW, as determined by ambient conditions, outages and deratings, of the Energy produced by the Facility.

ENERGY PRICE:           For each MWh of Energy delivered to Buyer hereunder,
                        Buyer shall pay to Seller thirty-five dollars ($35.00) per MWh.

FUEL: Seller shall purchase gas or other fuel necessary for the generation of Energy hereunder.

ADDITIONAL
REPRESENTATION:         Seller represents and warrants to Buyer that Seller has
                        all necessary corporate approvals and all state and federal regulatory authorizations, consents and approvals necessary to enter into and perform pursuant to this Transaction.

LIMITATION:             Notwithstanding anything herein to the contrary, nothing
                        herein shall require Seller to amend, modify or terminate any agreement(s) regarding the sale or supply of energy or capacity between Seller and Jersey Central
                        Power & Light Company.

BILLING AND PAYMENT:    On or before the tenth (10th) day of each month, Buyer
                        shall render to Seller a statement setting forth a calculation of the amounts owed to Seller by Buyer pursuant to this Bayonne

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                        Transaction Confirmation with respect to the preceding
                        month. Within five (5) days following receipt of such statement, Seller shall provide Buyer any objections thereto.

                        Buyer shall pay Seller the amount due Seller for all Energy purchased during the preceding month by the twentieth (20th) day of the month. If Buyer fails to pay any amount when due, Buyer shall pay Seller interest on the unpaid balance from the payment due date until the date paid. Interest shall accrue on each calendar day at the then current prime rate of interest published by Chase Manhattan Bank, N.A. (the "Interest Rate").

                        If any portion of a statement is in dispute, then the undisputed amount of the invoice shall be paid when due. The Party disputing payment shall provide the other Party formal written notice of the amount in dispute and a detailed description of the specific basis of the dispute. Upon determination of the correct amount, any amount due shall be promptly paid (but in any event, within thirty (30) days of the resolution of the dispute) after such determination with interest calculated at the Interest Rate from the payment due date to the date the payment is made.

CHOICE OF LAW:          THE PARTIES AGREE THAT THE INTERNAL LAWS OF THE STATE OF
                        TEXAS SHALL CONTROL CONSTRUCTION, INTERPRETATION,
                        VALIDITY AND/OR ENFORCEMENT OF THIS BAYONNE TRANSACTION
                        CONFIRMATION, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF
                        LAW PROVISIONS OF SUCH STATE.

TERMINATION:            Notwithstanding anything herein to the contrary, after
                        December 31, 2003, this Bayonne Transaction Confirmation may be terminated by Seller upon thirty (30) days' written notice to Buyer.

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If this Bayonne Transaction Confirmation correctly sets forth the terms of this
Transaction that we have entered into, please promptly confirm in a reply to EPME by signing below and sending this Bayonne Transaction Confirmation (or a copy hereof) to EPME by fax to (713) 420-6356 within two (2) business days from receipt of this Bayonne Transaction Confirmation.

El Paso Merchant Energy, L.P.                  Cogen Technologies NJ Venture

By: /s/ TIMOTHY D. BOURN                       By: /s/ CLARK C. SMITH
    --------------------------                    ------------------------------
Name:  Timothy D. Bourn                        Name:  Clark C. Smith
Title: Senior Vice-President                   Title: President



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